WEAVER MARTIN & SAMYN

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation in General Aircraft, Inc.’s Registration Statement on Form S-1/A of our audit report dated November 16, 2011, relating to the Financial Statements as of August 31, 2011.

/s/Weaver Martin & Samyn, LLC

Kansas City, Missouri

February 3, 2012